UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒      Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! AMERICAN WATER WORKS COMPANY, INC. 2026 Annual Meeting of Shareholders Vote by May 12, 2026 11:59 PM ET AMERICAN WATER WORKS COMPANY, INC. 1 WATER STREET CAMDEN, NJ 08102-1658 V87318-P46613 You invested in AMERICAN WATER WORKS COMPANY, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 13, 2026. Get informed before you vote View the 2026 Proxy Statement, 2025 Annual Report and form of Proxy Card online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 29, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Information concerning the availability of the list of shareholders of record entitled to vote at the Annual Meeting can be found in the 2026 Proxy Statement. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and May 13, 2026 10:00 A.M., Eastern Time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/AWK2026 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. Election of Directors Nominees: 1a. Jeffrey N. Edwards For 1b. John C. Griffith For 1c. Lisa A. Grow For 1d. Laurie P. Havanec For 1e. Julia L. Johnson For 1f. Patricia L. Kampling For 1g. Karl F. Kurz For 1h. Michael L. Marberry For 1i. Stuart M. McGuigan For 1j. Raffiq Nathoo For 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. For 3. Ratification of the appointment, by the Audit, Finance and Risk Committee of the Board of Directors, of For PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026. 4. Approval of amendments to, and a restatement of, the American Water Works Company, Inc. 2017 Omnibus Equity For Compensation Plan. 5. Approval of amendments to, and a restatement of, the American Water Works Company, Inc. and its Designated For Subsidiaries 2017 Nonqualified Employee Stock Purchase Plan. 6. Approval of an amendment to the American Water Works Company, Inc. Restated Certificate of Incorporation to For provide for officer exculpation. NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V87319-P46613